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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Standard Motor Products, Inc. of our report dated
March 25, 2003 relating to the financial statements of Engine Management (a business of Dana Corporation), which are incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Toledo, Ohio
June 18, 2003